Exhibit 5.1

Baird Holm, LLP 1700 Farnam Street Suite 1500 Omaha, NE 68102-2068 www.bairdholm.com

June 2, 2020

Werner Enterprises, Inc.

14507 Frontier Road

Omaha, Nebraska 68138

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nebraska counsel to Werner Enterprises, Inc., a Nebraska corporation (the “Company”) in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offer and sale of an indeterminate aggregate offering price or amount of shares of Common Stock, par value $0.01 per share (the “Shares”), which may be offered by selling shareholders from time to time, as described in the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus contained therein, other than as expressly stated herein with respect to the issue of the Shares.

For purposes of this opinion letter, we have examined and relied upon copies of certificates, corporate records, agreements, instruments and documents as we have deemed appropriate as a basis for our opinion. In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Model Business Corporation Act of the State of Nebraska, and we express no opinion with respect to any other laws or regulations.

June 2, 2020

Based on the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares will be duly authorized, validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such Shares shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the board of directors of the Company or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Company’s articles of incorporation and by-laws authorizing the offering and sale of such Shares; and (iv) certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares in accordance with the applicable definitive agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof.

For the purposes of this opinion letter, we have assumed that, at the time of the sale and delivery of any of the Shares: (a) the Shares being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto; (b) the sale and delivery of the Shares will not (1) contravene or violate the Company’s articles of incorporation or by-laws, (2) violate any law, rule or regulation applicable to the Company, (3) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company or (4) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect); (c) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (d) the Company’s articles of incorporation and by-laws, each as currently in effect, will not have been modified or amended and will be in full force and effect.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rule and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

June 2, 2020

Very truly yours,

/s/ Baird Holm, LLP

Baird Holm, LLP

Omaha, Nebraska